Exhibit 99.1

PRESS RELEASE
Aug. 6, 2025

Adient announces strong third quarter financial results

In addition to the strong financial results, the company also secured numerous business wins, further solidifying its supplier of choice status

- Q3 GAAP net income and EPS diluted of $36M and $0.43 respectively; Q3 Adj.-EPS diluted of $0.45
- Q3 Adj.-EBITDA of $226M, a $24M y-o-y improvement; Adj.-EBITDA margins improved from 5.4% to 6.0% y-o-y
- Gross debt and net debt totaled ~$2.4B and ~$1.5B, respectively, at June 30, 2025; cash and cash equivalents of $860M at June 30, 2025
- The company repurchased $50M of its shares in the quarter, retiring shares outstanding by ~2.8M; year-to-date share repurchases total $75M and represent ~4% of shares outstanding at the beginning of the fiscal year
- Based on strong year-to-date financial performance and expected solid Q4 results, Adient is raising its FY25 guidance for revenue and Adj.-EBITDA to ~$14.4B and ~$875M, respectively

Q3 FY2025 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,741M**	**$118M**	**$36M**	**$0.43**
vs. Q3 24	1%	26%	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$145M**	**$226M**	**$38M**	**$0.45**
vs. Q3 24	15%	12%	31%	41%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

"Adient entered H2 with strong momentum, and the team has continued to execute at a high level. We are leveraging our strengths of operational excellence and world-class footprint to provide our customers with value added solutions as they onshore certain programs to the U.S. We are well positioned to be a net beneficiary from U.S. onshoring."

— Jerome Dorlack, President and Chief Executive Officer

STRONG RESULTS IN Q3, ENABLING UPWARD REVISION TO FULL-YEAR OUTLOOK

Adient delivered another strong quarter in Q3FY25. The company's Adj.-EBITDA totaled $226M, up $24M y-o-y. Q3FY25 Adj.-EBITDA margin was 6.0%, up 60 bps compared to Q3FY24, enabled by favorable material margins and reduced operating costs. The company won significant new business and launched high volume programs in all regions during the quarter. Adient continues to leverage its leading global footprint, demonstrated track record of solid execution, and partnership with our customers as they onshore in the US. Given the company's performance throughout the first three quarters of FY25, Adient is raising its revenue and Adj.-EBITDA forecast. See page 3 for updated outlook.

SOLID FREE CASH FLOW ENABLES SHARE REPURCHASES

Adient continues to maintain a strong and flexible balance sheet and remains committed to a balanced capital allocation strategy. During the third quarter, the company resumed its share repurchase program, returning $50M to shareholders, which brought the total year-to-date repurchased shares to $75M, approximately 4% of shares outstanding at the beginning of the fiscal year. This action reflects our commitment to prudent capital management and the efficient allocation of resources. The current share repurchase authorization has $185M remaining with no expiration date.

GLOBAL RECOGNITION AND AWARDS DEMONSTRATE COMPANY'S COMMITMENT TO OPERATIONAL EXCELLENCE AND ENABLE KEY BUSINESS WINS

Customers have consistently recognized Adient's exceptional performance through multiple global awards received this quarter. These distinctions include: GAC Toyota – Quality Collaboration Award, Renault Korea – 2024 Logistic Best Supplier Award, GM Supplier Quality Excellence, American Chemistry Council Sustainability Leadership Award, Nissan Quality Award, Toyota ESG Supplier Award, Toyota Outstanding Performance Award, Ford Supplier of the Year and RoSPA (EHS) Awards.

During the quarter, Adient won significant new business in all regions. In the EMEA region, we won new conquest business on the Mercedes VAN C-Large. This is an attractive program with strong and stable demand characteristics. As onshoring initiatives gain momentum in the U.S., Adient's unmatched footprint and solid and diversified customer relationships aided in conquest business with an Asia-based OEM expected to move SUV business from Canada to the U.S. In addition, we supported Nissan as they moved incremental volume on the Rogue from Japan to the U.S. In Asia, we continued to grow with domestic OEMs, including new trim business with BYD, and supported our Asia-based customers' globalization efforts.

"The Adient team continues to deliver on our commitments and support our customers in all regions, providing solid earnings and free cash flow, enabling us to return additional capital to our shareholders. We continue to maintain ample liquidity and a strong and flexible balance sheet."

— Mark A. Oswald, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q3 25	Q3 24	Q3 25	Q3 24	Q3 25	Q3 24
$112M	$99M	$21M	$25M	$113M	$101M

Americas: For the quarter, improved business performance, driven by favorable commercial actions, lower operating expenses as well as lower launch costs, led to a 70 bps y-o-y margin expansion. Partial offsets included a $4M tariff headwind and lower engineering recoveries y-o-y. Volume/mix was a slight tailwind during the quarter, offset by unfavorable net commodity costs (due to timing of contractual true-ups), and unfavorable FX due to the strengthening Peso.

EMEA: For the quarter, headwinds in volume/mix and unfavorable net commodities, as well as unfavorable transactional FX primarily related to the Polish zloty, offset the improved business performance.

Asia: For the quarter, volume/mix was slightly unfavorable. Tailwinds in FX and positive business performance, driven primarily by lower operating expenses and launch costs y-o-y, led to a 150 bps y-o-y margin expansion.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 25*	YTD 24*		06/30/25	09/30/24
OPERATING CASH FLOW	$236M	$280M	CASH & CASH EQUIVALENTS	$860M	$945M
CAPITAL EXPENDITURES	$(166)M	$(194)M	TOTAL DEBT	$2,394M	$2,405M
FREE CASH FLOW	$70M	$86M	NET DEBT	$1,534M	$1,460M

*Free Cash Flow Q3FY25 of $115 M, Q3FY24 of $88M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q3 KEY OPERATING METRICS

		Q3 25	Q3 24	
SALES	CONSOLIDATED	$3,741M	$3,716M	Q3FY25 revenues up ~1 %, primarily due to translational FX impacts
SALES	UNCONSOLIDATED	$825M	$925M	Y-O-Y revenues down ~9 % primarily related to portfolio rationalization which was finalized in Q1 FY2025
	EQUITY INCOME *as adjusted**	$17M *$23M*	$24M *$23M*	GAAP equity income was slightly down vs. prior year due to restructuring activities in a European joint venture. Adjusted equity income was flat y-o-y.
	INTEREST EXPENSE *as adjusted**	$51M *$51M*	$48M *$48M*	In line with internal expectations given Adient's debt and cash position
	INCOME TAX EXPENSE *as adjusted**	$7M *$30M*	$40M *$30M*	Decrease in GAAP tax expense primarily related to tax adjustments discrete to each quarter; in-line with internal expectations given geography of earnings and valuation allowances in certain jurisdictions

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2025 OUTLOOK

Consolidated sales	~$14.4B *(up from ~$13.9B)*	Interest expense	~$190M *(no change)*
Adj.-EBITDA	~$875M *(up from ~$850M)*	Cash taxes	~$100M *(down from ~$105M)*
Equity income (included in Adj.-EBITDA)	~$75M *(down from ~$80M)*	Capital expenditures	~$260M *(down from ~$285M)*
		Free cash flow	~$150M-$170M *(no change)*

The company is updating its FY2025 guide to reflect its strong performance through the first three quarters and current macro conditions (production volumes, tariffs, FX, etc.). In addition, most tariff costs are expected to be largely mitigated and the updated guide assumes no change to current tariff policy.

Reconciliations of non-GAAP measures related to FY2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Michael Heifler
Vice President, Investor Relations and Strategy
+1 734 254 3372
michael.heifler@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 70,000 employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. We take our products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, automotive vehicle production levels, mix and schedules, as well as the concentration of exposure to certain automotive manufacturers, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, risks associated with Adient's joint ventures, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by Adient's customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to successfully identify suitable opportunities for organic investment and/or acquisitions and to integrate such investments and/or acquisitions; work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, the ability of Adient to execute its restructuring plans and achieve the desired benefit, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, potential adjustment of the value of deferred tax assets, global climate change and related emphasis on sustainability matters by various stakeholders, and the ability of Adient to achieve its sustainability-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 18, 2024, in Adient's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 7, 2025, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management's ability to influence and may assist investors in evaluating Adient's on-going operations and provide important supplemental information regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.

Appendix

Adient plc
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended June 30,
(in millions, except per share data)	2025	2024
Net sales	$3,741	$3,716
Cost of sales	3,504	3,509
Gross profit	237	207
Selling, general and administrative expenses	129	121
Restructuring and impairment costs	7	16
Equity income	17	24
Earnings before interest and income taxes	118	94
Net financing charges	51	48
Other pension expense	1	1
Income before income taxes	66	45
Income tax provision	7	40
Net income	59	5
Income attributable to noncontrolling interests	23	16
Net income (loss) attributable to Adient	$36	$(11)

Diluted earnings (loss) per share	$0.43	$(0.12)

Shares outstanding at period end	81.2	87.2
Diluted weighted average shares	83.7	88.6

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	June 30,	September 30,
(in millions)	2025	2024
Assets
Cash and cash equivalents	$860	$945
Accounts receivable - net	1,826	1,896
Inventories	726	758
Other current assets	610	487
Current assets	4,022	4,086

Property, plant and equipment - net	1,389	1,410
Goodwill	1,804	2,164
Other intangible assets - net	329	371
Investments in partially-owned affiliates	294	338
Assets held for sale	13	8
Other noncurrent assets	985	974
Total assets	$8,836	$9,351

Liabilities and Shareholders' Equity
Short-term debt	$9	$9
Accounts payable and accrued expenses	2,898	2,910
Other current liabilities	691	759
Current liabilities	3,598	3,678

Long-term debt	2,385	2,396
Other noncurrent liabilities	693	743
Redeemable noncontrolling interests	86	91
Shareholders' equity attributable to Adient	1,785	2,134
Noncontrolling interests	289	309
Total liabilities and shareholders' equity	$8,836	$9,351

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,
(in millions)	2025	2024
Operating Activities
Net income (loss) attributable to Adient	$36	$(11)
Income attributable to noncontrolling interests	23	16
Net income	59	5
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation	71	71
Amortization of intangibles	12	12
Pension and postretirement benefit expense	2	3
Pension and postretirement contributions, net	(2)	(5)
Equity in earnings of partially-owned affiliates, net of dividends received	2	1
Deferred income taxes	(16)	14
Equity-based compensation	10	5
Other	(5)	2
Changes in assets and liabilities:
Receivables	117	60
Inventories	20	13
Other assets	(62)	—
Accounts payable and accrued liabilities	(28)	(27)
Accrued income taxes	(8)	4
Cash provided by operating activities	172	158
Investing Activities
Capital expenditures	(57)	(70)
Sale of property, plant and equipment	8	—
Cash used by investing activities	(49)	(70)
Financing Activities
Increase (decrease) in short-term debt	(2)	3
Repayment of long-term debt	(2)	(2)
Share repurchases	(50)	(75)
Dividends paid to noncontrolling interests	(9)	(18)
Cash used by financing activities	(63)	(92)
Effect of exchange rate changes on cash and cash equivalents	46	(11)
Increase (decrease) in cash and cash equivalents	$106	$(15)

Appendix

Footnotes

1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended June 30, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,760	$1,268	$721	$(8)	$3,741
Adjusted EBITDA	$112	$21	$113	$(20)	$226
Adjusted EBITDA margin	6.4%	1.7%	15.7%	N/A	6.0%

	Three months ended June 30, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,737	$1,288	$712	$(21)	$3,716
Adjusted EBITDA	$99	$25	$101	$(23)	$202
Adjusted EBITDA margin	5.7%	1.9%	14.2%	N/A	5.4%

Appendix

The following is a reconciliation of Adient's reportable segments' adjusted EBITDA to income before income taxes:

	Three Months Ended June 30,
(in millions)	2025	2024
Adjusted EBITDA
Americas	$112	$99
EMEA	21	25
Asia	113	101
Subtotal	246	225
Corporate-related costs (1)	(20)	(23)
Restructuring and impairment costs (2)	(7)	(16)
Purchase accounting amortization (3)	(12)	(12)
Restructuring related activities (4)	(7)	(4)
Equity based compensation	(10)	(5)
Depreciation	(71)	(71)
Other items (5)	(1)	—
Earnings before interest and income taxes	$118	$94
Net financing charges	(51)	(48)
Other pension expense	(1)	(1)
Income before income taxes	$66	$45

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted income (loss) per share:

	Three Months Ended June 30,
(in millions, except per share data)	2025	2024
Income available to shareholders
Net income (loss) attributable to Adient	$36	$(11)

Weighted average shares outstanding
Basic weighted average shares outstanding	83.5	88.6
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.2	—
Diluted weighted average shares outstanding	83.7	88.6

Earnings (loss) per share:
Basic	$0.43	$(0.12)
Diluted	$0.43	$(0.12)

Potentially dilutive securities whose effect would have been anti-dilutive are excluded from the computation of diluted loss per share, which for the three months ended June 30, 2024 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of Adient and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Table

(a)	Adjusted EBIT is defined as earnings before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income (loss) attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended June 30,
(in millions)	2025	2024
Net income	$59	$5
Net financing charges	51	48
Other pension expense	1	1
Income tax expense	7	40
Earnings before interest and income taxes (EBIT)	$118	$94
EBIT adjustments:
Restructuring and impairment costs (2)	7	16
Purchase accounting amortization (3)	12	12
Restructuring related activities (4)	7	4
Other items (5)	1	—
EBIT adjustments total	27	32
Adjusted EBIT	$145	$126
EBITDA adjustments:
Depreciation	71	71
Equity based compensation	10	5
Adjusted EBITDA	$226	$202

Net sales	$3,741	$3,716
Net income as % of net sales	1.6%	0.1%
EBIT as % of net sales	3.2%	2.5%
Adjusted EBIT as % of net sales	3.9%	3.4%
Adjusted EBITDA as % of net sales	6.0%	5.4%

Refer to the Footnote Addendum for footnote explanations.

(c) Adjusted net income (loss) attributable to Adient

The following table reconciles net income (loss) attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended June 30,
(in millions)	2025	2024
Net income (loss) attributable to Adient	$36	$(11)
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	27	32
Tax impact of EBIT adjustments and other tax items - see table (d)	(23)	10
Impact of adjustments on noncontrolling interests (6)	(2)	(2)
Net income adjustments total	2	40
Adjusted net income attributable to Adient	$38	$29

Appendix

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following table reconciles income before income taxes to adjusted income before income taxes, reconciles income tax expense to adjusted income tax expense and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended June 30,
	2025			2024
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$66	$7	10.6%	$45	$40	88.9%
Adjustments
EBIT adjustments - see table (a) & (b)	27	1	3.7%	32	5	15.6%
Tax audit closures and statute expirations	—	16	nm	—	—	nm
FX remeasurements of tax balances	—	7	nm	—	(15)	nm
Other	—	(1)	nm	—	—	nm
Subtotal of adjustments	27	23	85.2%	32	(10)	(31.3)%
As adjusted	$93	$30	32.3%	$77	$30	39.0%

nm - not meaningful

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended June 30,
(in millions, except per share data)	2025	2024
Numerator:
Adjusted net income attributable to Adient - see table (c)	$38	$29

Denominator:
Basic weighted average shares outstanding	83.5	88.6
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.2	0.7
Diluted weighted average shares outstanding	83.7	89.3

Adjusted diluted earnings per share	$0.45	$0.32

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended June 30,
	2025	2024
Diluted earnings (loss) per share as reported	$0.43	$(0.12)
EBIT adjustments total	0.31	0.35
Tax impact of EBIT adjustments and other tax items	(0.27)	0.11
Impact of adjustments on noncontrolling interests	(0.02)	(0.02)
Adjusted diluted earnings per share	$0.45	$0.32

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended June 30,
(in millions)	2025	2024
Equity income	$17	$24
Equity income adjustments:
Restructuring charges at an affiliate	6	—
One-time divestiture related impact at an affiliate	—	(1)
Equity income adjustments total	6	(1)
Adjusted equity income	$23	$23

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended June 30,
(in millions)	2025	2024
Net financing charges	$51	$48
Interest expense adjustments:
None	—	—
Interest expense adjustments total	—	—
Adjusted net financing charges	$51	$48

Appendix

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2025	2024	2025	2024
Operating cash flow	$172	$158	$236	$280
Capital expenditures	(57)	(70)	(166)	(194)
Free cash flow	$115	$88	$70	$86

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended June 30,		Nine Months Ended June 30,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA	$226	$202	$655	$645
Adjusted equity income	(23)	(23)	(63)	(67)
Dividends from partially owned affiliates	20	25	72	46
Restructuring (cash)	(34)	(12)	(101)	(33)
Net customer tooling	(31)	(15)	(49)	(13)
Trade working capital (Net AR/AP + Inventory)	42	11	50	46
Accrued compensation	53	9	22	(41)
Interest paid	(55)	(56)	(142)	(153)
Tax refund/taxes paid	(31)	(24)	(70)	(76)
Non-income related taxes (VAT)	(34)	(1)	(52)	(22)
Commercial settlements	41	22	13	14
Net capitalized engineering	(23)	5	(35)	(6)
Other	21	15	(64)	(60)
Operating cash flow	172	158	236	280
Capital expenditures	(57)	(70)	(166)	(194)
Free cash flow	$115	$88	$70	$86

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	June 30,	September 30,
(in millions)	2025	2024
Numerator:
Short-term debt	$—	$1
Current portion of long-term debt	9	8
Long-term debt	2,385	2,396
Total debt	2,394	2,405
Less: cash and cash equivalents	860	945
Net debt	$1,534	$1,460

Denominator:
Adjusted EBITDA - last four quarters
Q1 2024	na	$216
Q2 2024	na	227
Q3 2024	na	202
Q4 2024	235	235
Q1 2025	196	na
Q2 2025	233	na
Q3 2025 - see table (a) & (b)	226	na
Last four quarters	$890	$880

Net leverage ratio	1.72	1.66

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments related to restructuring activities.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities:

	Three Months Ended June 30,
(in millions)	2025	2024
Restructuring related charges	$(7)	$(4)
Restructuring charges at an affiliate	(6)	—
Gain of sale of restructured facility	6	—
	$(7)	$(4)

(5) Other items include:

	Three Months Ended June 30,
(in millions)	2025	2024
One-time divestiture related impact at an affiliate	$—	$1
Transaction costs	(1)	(1)
	$(1)	$—

(6) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.